UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

FERMI INC.

(Name of Registrant as Specified in Its Charter)

VICKSBURG INVESTMENTS MANAGEMENT LLC

TOBY R. NEUGEBAUER

MELISSA A. NEUGEBAUER 2020 TRUST

DAVID A. DAGLIO

CHARLES M. ELSON

SHEILA HOODA

JOHN T. JIMENEZ

JUAN A. PUJADAS

JANET YANG

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

Item 1: On June 30, 2026, Toby R. Neugebauer posted the following material to LinkedIn:

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Item 2: On June 30, 2026, Toby R. Neugebauer posted the following material to X (formerly known as Twitter):

Important Information

Toby Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) have filed a definitive proxy statement on Schedule 14A, accompanying GREEN agent designation card, and other relevant documents with the SEC in connection with the solicitation of agent designations for calling a special meeting of shareholders to be held as promptly as practicable (the “Special Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN AGENT DESIGNATION CARD, THAT HAVE BEEN OR WILL BE FILED BY THE PARTICIPANTS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

Mr. Neugebauer beneficially owns 146,516,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), composed of (i) Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, (ii) 94,359,659 shares of Common Stock beneficially owned by Melissa A. Neugebauer 2020 Trust, and (iii) 7,500,000 shares of Common Stock underlying restricted stock units held by Mr. Neugebauer that vested in connection with his termination without cause. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

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